Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clean Diesel Technologies, Inc.

Ventura, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2013, relating to the consolidated financial statements of Clean Diesel Technologies, Inc. as of and for the year ended December 31, 2012, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

April 17, 2013